SECOND SUPPLEMENTAL INDENTURE


                             Dated as of May 7, 1999

                                      among

                               TULTEX CORPORATION,

                                   as Issuer,

                                   AKOM, LTD.
                              DOMINION STORES, INC.
                                  LOGO 7, INC.
                     (renamed Tultex Subsidiary (Va), Inc.)
                             SWEATJET, INCORPORATED
                               TULTEX CANADA, INC.
                           TULTEX INTERNATIONAL, INC.
                           UNIVERSAL INDUSTRIES, INC.
                    (renamed Tultex Subsidiary (Mass), Inc.)
                                       and
                          CALIFORNIA SHIRT SALES, INC.

                                 as Guarantors,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION

                              as Successor Trustee.


                               -------------------


                                  $110,000,000

                          10-5/8% Senior Notes Due 2005

             SECOND SUPPLEMENTAL INDENTURE dated as of May 7, 1999, among Tultex Corporation, as Issuer, Akom, Ltd., Dominion Stores, Inc., Logo 7, Inc. (renamed Tultex Subsidiary (Va), Inc.), Sweatjet, Inc., Tultex Canada, Inc., Tultex International, Inc., Universal Industries, Inc. (renamed Tultex Subsidiary (Mass), Inc.) and California Shirt Sales, Inc., as Guarantors, and U.S. Bank National Association, as Successor Trustee under the Indenture dated as of March 15, 1995, as supplemented, relating to the Issuer's $110,000,000 principal amount of 10-5/8% Senior Notes due 2005.

         RECITALS:

             A. The Issuer has completed an invitation for tenders and consent solicitation from the holders of the Notes and obtained consents from the requisite majority of holders of the Notes to enter into this Second Supplemental Indenture.

             B. The Issuer has satisfied the conditions to effectiveness of this Second Supplemental Indenture.

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             C. The Issuer, the Guarantors and the Successor Trustee desire to enter into this Second Supplemental Indenture to amend the Indenture.


             D. The Successor Trustee has been instructed by the holders of the Notes to enter into an intercreditor agreement with NationsBank, N.A., the agent bank under the Senior Credit Facility, as defined herein.


         AGREEMENT:

         NOW, THEREFORE, the Issuer, the Guarantors and the Successor Trustee agree as follows:

             1. Revised Terms. The following provisions in the Indenture are amended as follows:

      a. The definition of "Interest Payment Date" in Section 101 of the Indenture is struck in its entirety and the following definition is substituted therefor:

         "Interest Payment Date", notwithstanding the Interest Payment Dates set forth in the Form of Face of Security in Section 202, means March 15, June 15, September 15 and December 15 in each year, commencing June 15, 1999 and, notwithstanding the Record Dates set forth in such Section 202, the Record Dates for the payment of interest shall be March 1, June 1, September 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.


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      b. Clause (ii) of the definition of "Net Available Proceeds" in Section
         101 of the Indenture is struck in its entirety and the following clause
         (ii) is substituted therefor:


         (ii) all payments made by such Person or its Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or by applicable law, be repaid out of the proceeds from such Asset Disposition,

      c. The following definitions shall be added to Section 101 of the
         Indenture:


         "Pari Passu Securities" means the Securities and the 9-5/8% Senior Notes due 2007 issued under the Pari Passu Indenture.


         "Pari Passu Indenture" means the Indenture, dated as of April 15, 1997, among the Company, certain of its Subsidiaries, and the predecessor to the Successor Trustee.


         "Security Documents" means, collectively, the Master Collateral and Security Agreement, dated as of May 7, 1999 (the "MCSA"), among the Company, the Guarantors, certain other Subsidiaries of the Company (collectively, the "Obligors") and the Trustee, the Financing Statements (as defined in the MCSA), the Patent Assignment (as defined in the MCSA), the Trademark Assignment (as defined in the MCSA), the Mortgages (as defined in the MCSA), and each other writing executed and delivered by any one or more of the Obligors securing the payment and performance of all or any part of the obligations of the Company and the Obligors arising under the Securities, the Indenture and/or any other Financing Document (as defined in the MCSA).

      d. The definition of "Senior Credit Facility" in Section 101 of the Indenture is struck in its entirety and the following definition is substituted therefor:

         "Senior Credit Facility" means the Loan and Security Agreement dated as of May 7, 1999, among the Company and certain of its Subsidiaries as borrowers thereunder, all other Subsidiaries of the Company as guarantors thereunder, the lenders from time to time parties thereto, and NationsBank, N.A., as agent on behalf of itself and the other lenders named therein, including any deferrals,


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         renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor whether by or with the same or any other lenders, creditors, group of lenders or group of creditors, as it may be secured by a Lien over Permitted Collateral pursuant to Section 1012(x) hereof.

      e. The following definition is added to Section 101 of the Indenture:

         "Permitted Collateral" means all of the Company's and its Subsidiaries' accounts receivable, inventory and tax refund claims, all general intangibles, intellectual property, contract rights, chattel paper, instruments, documents, books, records, licenses, trademarks and deposit accounts relating to such accounts receivable and inventory and all equipment, fixtures and real estate of the Company and its Subsidiaries, and all proceeds (including insurance proceeds) relating thereto, excluding, however, all notes owned by the Company issued by TKS Acquisition, Inc. in the original aggregate principal amount of $12.5 million and notes receivable up to $6 million from vendors who provide the Company with manufacturing services.

      f. Clause (4) of Section 501 of the Indenture is struck and the following is substituted therefor:

             (4) the occurrence and continuance of any "Event of Default" referred to in clause (v) of the definition of such term set forth in the MCSA or failure to perform or to comply with any provision of Section 801; or

      g. A new Clause (11) is added to Section 501 of the Indenture as follows:

             (11) failure to perform any covenant or agreement of the Company or any applicable obligor set forth in the Security Documents or the occurrence and continuance of any "Event of Default" referred to in any of clauses (ii), (iii) and (iv) of the definition of such term set forth in the MCSA; or

      h. A new Section 614 is added to the Indenture as follows:


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         SECTION 614. Action of Trustee under Security Documents.


         The Trustee shall act as the secured party under the Security Documents and shall have the rights and obligations specified therein. The provisions of this Article Six apply to all actions or failures to act of the Trustee thereunder.

      i. Section 1012 of the Indenture is struck in its entirety and the following provisions are substituted therefor:


         SECTION 1012.    Limitation on Liens.


         The Company will not, and will not permit any of its Subsidiaries to, Incur any Lien on or with respect to any property or assets of the Company or any Subsidiary of the Company owned on the Issue Date or thereafter acquired to secure Indebtedness without making, or causing such Subsidiary to make, effective provision for securing the Securities (and, if the Company shall so determine, any other Indebtedness of the Company or such Subsidiary, including Indebtedness which is subordinate in right of payment to the Securities, provided that Liens securing the Securities and any Indebtedness pari passu with the Securities are senior to such Liens securing such subordinated Indebtedness) equally and ratably with such Indebtedness or, in the event such Indebtedness is subordinate in right of payment to the Securities, prior to such Indebtedness, as to such property or assets for so long as such Indebtedness shall be so secured.


         The foregoing restrictions shall not apply to (i) Liens existing on the Issue Date in respect of Indebtedness existing on the Issue Date; (ii) Liens securing only the Securities; (iii) Liens in favor of the Company; (iv) Liens to secure Indebtedness Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Liens; provided that (a) the aggregate principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (b) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item, (c) the Indebtedness secured by such Lien is Incurred by the Company or its Subsidiary within 180 days of the acquisition, construction or improvement of such property and (d) the Incurrence of such Indebtedness is permitted by Sections 1008 and 1009; (v) Liens on property existing


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

         immediately prior to the time of acquisition thereof (and not created in anticipation or contemplation of the financing of such acquisition);
         (vi) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company (and not created in anticipation or contemplation thereof); (vii) Liens on property of the Company or any Subsidiary of the Company in favor of the United States of America, any state thereof or any instrumentality of either to secure payments pursuant to any contract or statute; (viii) Liens securing an aggregate principal amount of Indebtedness at any one time outstanding which, when taken together with (A) all Capital Lease Obligations of the Company and its Subsidiaries Incurred in compliance with Sections 1008 and 1009 and then outstanding and (B) all other Indebtedness of Subsidiaries of the Company Incurred in compliance with Sections 1008 and 1009 and then outstanding, would not exceed 10% of Consolidated Net Tangible Assets;
         (ix) Liens to secure Indebtedness incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, any Indebtedness secured by Liens referred to in the foregoing clause (i) so long as such Lien does not extend to any other property and the principal amount of Indebtedness so secured is not increased except for the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of the Company or such Subsidiary Incurred in connection with such refinancing; and (x) any Lien on Permitted Collateral directly or indirectly securing the payment of any Indebtedness of the Company or any of its Subsidiaries under the Senior Credit Facility and incurred pursuant to clause (ii) of Section 1008(a) of the Indenture, whether absolute, accrued, contingent or based upon any contingency, provided, however, that any such Lien on equipment, fixtures and real estate shall be subordinate in right of payment to the Lien on such assets securing the Securities.

      j. Section 1016(a)(iii) of the Indenture is stricken in its entirety and the following provisions are substituted therefor:


         (a) The Company will not, and will not permit any of its Subsidiaries to, make one or more Asset Dispositions except in


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         accordance with the Security Documents and for aggregate consideration of, or in respect of assets having an aggregate fair market value of, $5 million or more in any 12-month period, unless:


                                      * * *


             (iii) all Net Available Proceeds, less any amounts invested within 360 days of such Asset Disposition in assets related to the business of the Company (including the Capital Stock of another Person (other than the Company or any Person that is a Subsidiary of the Company immediately prior to such investment), provided that immediately after giving effect to any such investment (and not prior thereto) such Person shall be a Subsidiary of the Company), are applied either (A) to an Offer to Purchase outstanding Pari Passu Securities, ratably in accordance with their respective principal amounts, at 100% of their principal amount plus accrued interest to the Purchase Date or (B) prorata, based on the principal amount outstanding of each of the following categories of the Indebtedness, to (1) the permanent reduction and repayment of Indebtedness then outstanding under the Senior Credit Facility, and
             (2) to the purchase of Pari Passu Securities, ratably in accordance with their respective principal amounts, pursuant to an Offer to Purchase outstanding Pari Passu Securities at 100% of their principal amount plus accrued interest to the Purchase Date, provided that (x) any Net Available Proceeds not applied to the repayment of Indebtedness under the Senior Credit Facility in accordance with subclause (B) of this clause (iii) shall be added to the Net Available Proceeds to be used for an Offer to Purchase outstanding Pari Passu Securities and (y) the Company may defer making any Offer to Purchase outstanding Pari Passu Securities until there are aggregate unutilized Net Available Proceeds equal to or in excess of $5 million resulting from one or more Asset Dispositions (at which time, the entire unutilized Net Available Proceeds, and not just the amount in excess of $5 million, shall be applied as required pursuant to this paragraph).

      k. A new Section 1021 is added to the Indenture as follows:

             SECTION 1021.    Minimum Fixed Charge Coverage Ratio.


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         As of the end of any fiscal quarter, the Company will not permit the ratio of (i) EBITDA plus cash received from Tax Refund Claims minus Unfunded Capital Expenditures minus taxes actually paid in cash minus distributions and dividends paid in cash to (ii) interest expense plus scheduled payments of principal on Indebtedness for Money Borrowed, to be less than 60% of the ratios set forth below, all measured as of the end of each fiscal quarter for the preceding four fiscal quarters on a Consolidated basis (except that in the case of the second fiscal quarter of fiscal year 1999, such ratio shall be measured based on the results of such fiscal quarter only, and in the case of the third fiscal quarter of fiscal year 1999, such ratio shall be measured based on the results of such fiscal quarter and the preceding fiscal quarter only):

         Fiscal Quarter Ending                                  Ratio
         ---------------------                                  -----

         Second fiscal quarter of fiscal year 1999            .50 to 1

         Third fiscal quarter of fiscal year 1999             .60 to 1

         Fourth fiscal quarter of fiscal year 1999            1.10 to 1

         Each fiscal quarter end thereafter                   1.15 to 1


         For purposes of this Section 1021, defined terms not already defined in the Indenture shall have the following definitions:

         "Business Unit" means the assets constituting the business or a division or operating unit thereof of any person.

         "Capital Expenditures" means, with respect to any person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such person in the year made or incurred or as a prepaid expense applicable to a future year or years.

         "Consolidated" means, when used with reference to any accounting term used herein, the sum of the applicable accounting term for the Company and its consolidated Subsidiaries, as consolidated after the elimination of intercompany items and, in


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         the case of net income and tangible net worth, after appropriate deductions for any minority interests in any Subsidiaries.

         "EBITDA" means net income before provision for interest expense, income taxes, depreciation expense and amortization. All calculations of EBITDA shall exclude the results of Logo Athletic, Inc. and Logo Athletic/Headwear, Inc. for all periods on or prior to July 15, 1998

         "Money Borrowed" means, as applied to Indebtedness, (a) Indebtedness for money borrowed, (b) Indebtedness, whether or



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         not in any such case the same was for money borrowed (i) represented by notes payable, and drafts accepted, that represent extensions of credit, (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid or that was issued or assumed as full or partial payment for property (other than trade credit that is incurred in the ordinary course of business), (c) Indebtedness that constitutes a Capital Lease Obligation, (d) Indebtedness under hedging agreements, and (e) Indebtedness that is such by virtue of clause (VII) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed.

         "Tax Refund Claims" means all tax refund claims and all rights with respect thereto, including all rights to settle or compromise the amount of such claims, to file amendments and other documents with respect thereto, and to receive the proceeds thereof.

         "Unfunded Capital Expenditures" means Capital Expenditures which are paid for other than with proceeds of Indebtedness for Money Borrowed (other than loans under the Senior Credit Facility) incurred to finance such Capital Expenditures and other than those represented by Capital Lease Obligations.

             2. Counterparts. This Second Supplemental Indenture may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

             3. Defined Terms. Capitalized terms not defined herein have the meaning given them in the Indenture.


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             IN WITNESS WHEREOF, the Issuer and the Guarantors have caused this
         Second Supplemental Indenture to be duly executed by its authorized officers, and the Successor Trustee, for the benefit and with the consent of the Holders of the Securities, has caused the same to accepted by its authorized officer, as of the day and year first above written.


                                        Issuer:

                                        TULTEX CORPORATION


                                        By ______________________
                                        Name_____________________
                                        Title  __________________


                                        Guarantors:

                                        AKOM, LTD.


                                        By ______________________
                                        Name_____________________
                                        Title  __________________


                                        DOMINION STORES, INC.


                                        By  _____________________
                                        Name_____________________
                                        Title ___________________


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                                        TULTEX SUBSIDIARY (VA), INC.


                                        By ______________________
                                        Name_____________________
                                        Title ___________________


                                        SWEATJET, INC.


                                        By ______________________
                                        Name_____________________
                                        Title ___________________


                                        TULTEX CANADA, INC.


                                        By ______________________
                                        Name_____________________
                                        Title  __________________


                                        TULTEX INTERNATIONAL, INC.


                                        By  _____________________
                                        Name_____________________
                                        Title  __________________


                                        TULTEX SUBSIDIARY (MASS), INC.


                                        By  _____________________
                                        Name_____________________
                                        Title ___________________


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                                        CALIFORNIA SHIRT SALES, INC.


                                        By ______________________
                                        Name_____________________
                                        Title ___________________


                                        Successor Trustee:

                                        U.S. BANK NATIONAL
                                        ASSOCIATION



                                        By ______________________
                                        Name_____________________
                                        Title ___________________